Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8800

Così, Inc. Announces Commencement of Rights Offering

DEERFIELD, IL – December 9, 2009 –Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, announced today that the Registration Statement on Form S-3 for its previously announced rights offering was declared effective on December 8, 2009 by the Securities and Exchange Commission. The Company will commence the mailing of a prospectus to holders of its common stock as of the close of business on November 27, 2009.

Pursuant to the terms of the rights offering, each stockholder as of the November 27, 2009 record date will receive one subscription right for each share of common stock owned on the record date, and each subscription right will entitle the rights holder to purchase 0.2447 shares of the Company’s common stock at a subscription price equal to $0.50 per full share, subject to an aggregate ownership limitation equal to 19.9% of the Company's common stock. The rights offering also includes an over-subscription privilege, which entitles each rights holder that exercises all of its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. The subscription rights will be exercisable until 5:00 p.m., New York time, on January 6, 2010, unless the Company extends the expiration date.

If all the rights are exercised, the total purchase price of the shares offered in this rights offering will be $5 million. The Company is conducting the rights offering in order to raise equity capital in a cost-effective manner that provides all of Cosi's stockholders the opportunity to participate.

Questions from stockholders regarding the rights offering or requests for additional copies of documents may be directed to the information agent, Laurel Hill Advisory Group, LLC, at (888) 742-1305 (toll free) or (917) 338-3181.

The rights offering will be made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Così, Inc.
Così ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 99 Company-owned and 47 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così menu features Così sandwiches, freshly-tossed salads, melts, soups, Così bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “Così ( w/hearth design),” “Simply Good Taste” and related marks are registered trademarks of Così, Inc.
Copyright © 2009 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at
http://www.getcosi.com  in the investor relations section.